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April 23, 2004

GE Life and Annuity Assurance Company
6610 West Broad Street
Richmond, Virginia 23230

Re:   GE Life and Annuity Assurance Company
      GE Life & Annuity Separate Account II
      Post-Effective Amendment No. 7 Under the Securities Act of 1933 Amendment No. 16 Under the Investment Company Act of 1940
      SEC File Nos. 333-72572; 811-04885



Ladies and Gentlemen:

I have served as Counsel to GE Life and Annuity Assurance Company and its GE Life & Annuity Separate Account II (the "Separate Account") in connection with the registration of an indefinite number of securities in the form of Flexible Premium Single Life and Joint and Last Survivor Variable Life Insurance Policies (the "Policies") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended. I have examined Post-Effective Amendment No. 7 under the Securities Act of 1933 and Amendment No. 16 under the Investment Company Act of 1940 to the Registration Statement on Form N-6, including all related documents and exhibits, and have reviewed such questions of law as I considered necessary and appropriate. On the basis of such examination and review, it is my opinion that:

    1. GE Life and Annuity Assurance Company is a corporation duly organized and validly existing under the laws of the Commonwealth of Virginia and is duly authorized to sell and issue the Policies.

    2. The Separate Account has been properly created and is a validly existing separate account pursuant to the laws of the Commonwealth of Virginia.

    3. The issuance and sale of the Policies, when issued and sold in the manner stated in the registration statement, will be legal and binding obligations of GE Life and Annuity Assurance Company in accordance with their terms, except that clearance must be obtained, or the Policy form must be approved, prior to issuance thereof in certain jurisdictions.

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GE Life and Annuity Assurance Company
April 23, 2004
Page 2

    4. To the extent so provided under the Policies, that portion of the assets of the Separate Account equal to the reserves and other contract liabilities with respect to the Separate Account, will not be chargeable with liabilities arising out of any other business that GE Life and Annuity Assurance Company may conduct.

I hereby consent to the filing of this opinion as an exhibit to Post-Effective Amendment No. 7 under the Securities Act of 1933 and Amendment No. 16 under the Investment Company Act of 1940 filed on Form N-6 for the Policies and the Separate Account.

Sincerely,

/s/ Heather Harker
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Heather Harker

Vice President, Associate General Counsel and Assistant Secretary